CLYDE BAILEY P.C.

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                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

                              (210) 699-1287(ofc.)
                       (888) 699-1287 (210) 691-2911 (fax)

                                     Member:
                           American Institute of CPA's

                             Texas Society of CPA's

January 23, 2000


         I consent to the use, of my report dated January 23, 2000, in the Form SB2, on the financial statements of Info-Quote Service, Inc., dated December 31, 1999, included herein and to the reference made to me.

/s/ Clyde Bailey
Clyde Bailey